Exhibit 10.2

WAIVER CONSENT AND AMENDMENT AGREEMENT

THIS WAIVER, CONSENT AND AMENDMENT AGREEMENT, dated as of May __, 2008 (this “Agreement”), among Airtrax, Inc. (“Borrower”), the parties identified on Schedule A hereto (“Secured Lenders”) (each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, Secured Lenders have entered into financing arrangements with the Borrower pursuant to which the Secured Lenders were issued certain debentures; and

WHEREAS, the Borrower requires additional funding the terms of which may conflict with the terms of the agreements entered into between the Parties.

NOW THEREFORE, in consideration of the mutual benefits accruing to Secured Lenders and Borrower and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.              DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

 “April 2008 Financing” means the financing the Borrower intends to complete with those Secured Lenders that choose to participate on our about the date of this Agreement;

“April 2008 Financing Documents” means all the agreements, instruments and other documents entered into on or about the date of this Agreement, pursuant to which the Borrower entered into the April 2008 Financing;

“Secured Lenders Notes” means the Notes issued to the Secured Lenders in the Secured Lenders Transaction pursuant to the Secured Lenders Transaction Documents;

“Secured Lenders Transaction” means the transactions entered into pursuant to the Secured Lenders Transaction Documents;

“Secured Lenders Transaction Documents” means all agreements, instruments and other documents that Borrower and/or Secured Lenders entered into on or about February 20, 2007, and all transaction documents as defined in such agreements, instruments and other documents together with all documents related thereto, as may have been amended, including but not limited to the Securities Purchase Agreement, Debenture, Registration Rights Agreement, Common Stock Purchase Warrant, Escrow Deposit Agreement, Security Agreement and Subsidiary Guaranty.

2.             WAIVERS AND CONSENT.

Notwithstanding Section 4.14 of the Securities Purchase Agreement entered into between the Parties on or about February 20, 2007 (the “Securities Purchase Agreement”) The Secured Lenders hereby consent to the Borrower’s entering into the April 2008 Financing Documents and completing the April 2008 Financing and waive the prohibition contained in said  Section 4.14 of the Securities Purchase Agreement. The Secured Lenders hereby waive their rights to participate in the April 2008 Financing pursuant to Section 4.13 of the Securities Purchase Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER

AIRTRAX INC.

Name:
Title:

SECURED LENDERS

/s/	/s/
By:	By:
Its:	Its:

2